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EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                        QUARTERS ENDED JUNE 29, 2000 AND JULY 1, 1999


                                                                             WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS       OUTSTANDING
                           ------------   --------------  --------------  ----------------
Quarter Ended June 29, 2000
---------------------------
March 31 - June 29           7,002,722         91            637,247,727
Shares Issued                    9,120       Various             515,205
                             ---------                       -----------
                             7,011,842                       637,762,932   7,008,384
                             =========                       ===========   =========

Quarter Ended July 1, 1999
--------------------------
April 2 - July 1             6,886,050         91            626,630,537
Shares Issued                   12,352       Various             692,498
                             ---------                       -----------
                             6,898,402                       627,323,035   6,893,660
                             =========                       ===========   =========

                     THREE QUARTERS ENDED JUNE 29, 2000 AND JULY 1, 1999
                                                                             WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS       OUTSTANDING
                           ------------   --------------  --------------  ----------------
Period Ended June 29, 2000
--------------------------
October 1 - June 29          6,926,126         273         1,890,832,329
Shares Issued                   85,716       Various          14,127,134
                             ---------                     -------------
                             7,011,842                     1,904,959,463   6,977,873
                             =========                     =============   =========

Period Ended July 1, 1999
-------------------------
October 1 - July 1           6,861,252         274         1,879,983,048
Treasury Stock Purchases    (    2,374)      Various      (      218,421)
Shares Issued                   39,524       Various           5,001,951
                             ---------                     -------------
                             6,898,402                     1,884,766,578   6,878,710
                             =========                     =============   =========





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    (B)   Computation of Earnings (Loss) Per Share:

          Computation of earnings (loss) per share is net earnings (loss)
divided by the weighted average number of shares of common stock outstanding for the periods indicated:
                                        QUARTER ENDED              THREE QUARTERS ENDED
                                      June 29,      July 1,        June 29,      July 1,
                                       2000          1999           2000          1999
                                    ----------    ----------     ----------     ----------
Basic:
 Weighted average number of shares
  of common stock outstanding        7,008,384     6,893,660      6,977,873      6,878,710
                                    ----------    ----------     ----------     ----------
 Net earnings (loss)                $  585,506   ($  533,180)    $  172,611    ($2,250,998)
                                    ----------    ----------     ----------     ----------
 Net earnings (loss) per share      $     0.08   ($     0.08)    $     0.02    ($     0.33)
                                    ==========    ==========     ==========     ==========

Assuming dilution:
 Weighted average number of shares
  of common stock outstanding        7,008,384     6,893,660      6,977,873      6,878,710
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive               60,801             0         25,251              0
                                    ----------    ----------     ----------     ----------
 Total                               7,069,185     6,893,660      7,003,124      6,878,710
                                    ----------    ----------     ----------     ----------
 Net earnings (loss)                $  585,506   ($  533,180)    $  172,611    ($2,250,998)
                                    ----------    ----------     ----------     ----------
 Net earnings (loss) per share      $     0.08   ($     0.08)    $     0.02    ($     0.33)
                                    ==========    ==========     ==========     ==========

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